UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2026

CHAMPION HOMES, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 W. Big Beaver Road, Suite 1000

Troy, MI 48084

(Address of Principal Executive Offices) (Zip Code)

(248) 614-8211

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2026, Tawn Kelley resigned as Chair and a member of the Board of Directors (the “Board”) of Champion Homes, Inc. (the “Company”), effective immediately. Ms. Kelley’s resignation was not due to any disagreement with the Company or its management relating to the Company’s operations, policies, or practices. The Board thanks Ms. Kelley for her service to the Company and the Board and her many valuable contributions. In connection with the departure of Ms. Kelley from the Board, the Board appointed Michael Berman as Chair of the Board and Gary Robinette as Chair of the Nominating and Governance Committee. In addition, the Board decreased the size of the Board to six (6) directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION HOMES, INC.

By:	/s/ Laurel Krueger
Laurel Krueger
Chief Legal and Administrative Officer and Secretary

Date: June 1, 2026